NEWS RELEASE

ASTEC REPORTS FIRST QUARTER 2025 RESULTS,
ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE TERRASOURCE HOLDINGS, LLC

First Quarter 2025 Overview (all comparisons are made to the corresponding prior year first quarter unless otherwise specified):

•Net sales of $329.4 million
•Strong net income of $14.3 million; Adjusted net income of $20.3 million
•EBITDA of $27.5 million; Adjusted EBITDA of $35.2 million
•Diluted EPS of $0.62; Adjusted EPS of $0.88
•Operating cash flow of $20.5 million; Free cash flow of $16.6 million
•Entered definitive purchase agreement to acquire TerraSource Holdings, LLC ("TerraSource") for $245.0 million

CHATTANOOGA, Tenn. (April 29, 2025) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the first quarter ended March 31, 2025.

"We are pleased to report another strong quarter in line with our plans to deliver consistency, profitability and growth," said Jaco van der Merwe, Chief Executive Officer. "Strong operational execution delivered increases in net sales, EBITDA, net income and earnings per share. I am also excited to announce the signing of a definitive agreement to acquire TerraSource. TerraSource is a manufacturer and distributor of similar equipment serving adjacent markets in materials processing equipment and related aftermarket parts. They have annual revenues in excess of $150 million, a strong portfolio of industry leading brands and a track record of high performance. TerraSource adds significant growth and value creation opportunities including new markets, aftermarket parts and accretive margins. We look forward to having the hard-working TerraSource employees join the Astec team."

Brian Harris, Chief Financial Officer, commented, "The pending acquisition of TerraSource is consistent with our disciplined growth strategy. It will add scale, improve our aftermarket parts mix, expand our margins and quality of earnings and is expected to be accretive from day one. Excluding the pending acquisition, we reiterate our adjusted EBITDA full year guidance range of $105 million to $125 million."

	GAAP				Adjusted
(in millions, except per share and percentage data)	1Q 2025	1Q 2024	Change		1Q 2025	1Q 2024	Change
Net sales	$329.4	$309.2	6.5%
Infrastructure Solutions	236.0	202.2	16.7%
Material Solutions	93.4	107.0	(12.7)%
Backlog	402.6	559.8	(28.1)%
Infrastructure Solutions	276.4	372.7	(25.8)%
Material Solutions	126.2	187.1	(32.5)%
Income from operations	20.5	6.3	225.4%		28.3	12.0	135.8%
Operating margin	6.2%	2.0%	420	bps	8.6%	3.9%	470	bps
Effective tax rate	27.4%	29.8%	(240)	bps	26.2%	26.0%	20	bps
Net income attributable to controlling interest	14.3	3.4	320.6%		20.3	7.8	160.3%
Diluted EPS	0.62	0.15	313.3%		0.88	0.34	158.8%
EBITDA (a non-GAAP measure)	27.5	13.4	105.2%		35.2	18.9	86.2%
EBITDA margin (a non-GAAP measure)	8.3%	4.3%	400	bps	10.7%	6.1%	460	bps

Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations.

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Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $236.0 million increased 16.7% as the infrastructure construction market for asphalt and concrete plants remains strong, with some softness in mobile paving and forestry.
•Segment Operating Adjusted EBITDA of $42.9 million increased 67.6% and Segment Operating Adjusted EBITDA margin of 18.2% increased 550 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $93.4 million decreased by 12.7% primarily due to lower domestic equipment sales attributable to finance capacity constraints with contractors and dealers resulting in fewer product conversions. Dealer quoting remains active.
•Segment Operating Adjusted EBITDA of $5.2 million decreased 1.9% and Segment Operating Adjusted EBITDA margin of 5.6% increased 60 basis points.

Liquidity and Cash Flow
•Our total liquidity was $238.9 million, consisting of $90.1 million of cash and cash equivalents available for operating purposes and $148.8 million available for additional borrowings under our revolving credit facility.
•Operating Cash Flow in the quarter was $20.5 million and Free Cash Flow in the quarter was $16.6 million.

First Quarter Capital Allocation
•Capital expenditures of $3.9 million.
•Dividend payment of $0.13 per share.

Acquisition of TerraSource

Under the terms of the definitive agreement, Astec will acquire TerraSource for $245.0 million in cash, subject to a customary working capital adjustment. Based on 2024 financial information, we anticipate an adjusted EBITDA multiple of 5.9x adjusted for expected tax benefits of approximately $15 million and annual run-rate synergies of approximately $10 million expected by the end of year two. Astec intends to finance the acquisition with existing cash on hand and new committed financing. The transaction is expected to close early in the third quarter of 2025, subject to requisite regulatory approvals and satisfaction of other customary closing conditions.

Strategic and Financial Benefits:
•Increases aftermarket and recurring revenue growth profile. TerraSource has a large installed base with 2024 aftermarket revenues approximating 60% of total revenue and 80% of gross profit
•Adds scale and expands global market presence in attractive end markets for further growth opportunities
•Provides an enhanced financial profile with accretion expected in gross profit margins, adjusted EBITDA margins and earnings per share
•Enables meaningful run-rate cost synergies of approximately $10 million primarily from procurement savings
•Strong cultural fit focused on innovation, sustainability and customer-centric solutions

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, April 29, 2025, at 8:30 A.M. Eastern Time, to review its first quarter financial results as well as current business conditions and the proposed acquisition of TerraSource.

To access the call, dial (888) 440-4118 on Wednesday, April 29, 2025 at least 10 minutes prior to the scheduled time for the call. International callers should dial +1 (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/536266559

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until May 13, 2025 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate, anticipated benefits from the TerraSource acquisition, timing of the TerraSource acquisition and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$329.4	$309.2
Cost of sales	237.0	232.3
Gross profit	92.4	76.9

Operating expenses:
Selling, general and administrative expenses	71.9	71.4
Restructuring and other asset gains, net	—	(0.8)
Total operating expenses	71.9	70.6
Income from operations	20.5	6.3

Other expenses, net:
Interest expense	(2.0)	(2.7)
Other income, net	1.2	1.1
Income before income taxes	19.7	4.7
Income tax provision	5.4	1.4
Net income	14.3	3.3
Net loss attributable to noncontrolling interest	—	0.1
Net income attributable to controlling interest	$14.3	$3.4

Earnings per common share
Basic	$0.63	$0.15
Diluted	0.62	0.15

Weighted average shares outstanding
Basic	22,833	22,762
Diluted	22,977	22,835

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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended March 31,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$236.0	$202.2	$33.8		16.7%
Materials Solutions	93.4	107.0	(13.6)		(12.7)%
Net sales	$329.4	$309.2	$20.2		6.5%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$42.9	$25.6	$17.3		67.6%
Materials Solutions	5.2	5.3	(0.1)		(1.9)%
Segment Operating Adjusted EBITDA - Reportable Segments	48.1	30.9
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(12.9)	(12.0)
Transformation program	(6.9)	(6.3)
Restructuring and other related charges	—	(0.1)
Gain on sale of property and equipment, net	—	0.9
Transaction costs	(0.8)	—
Interest expense, net	(1.4)	(2.1)
Depreciation and amortization	(6.4)	(6.5)
Net loss attributable to noncontrolling interest	—	(0.1)
Income before income taxes	$19.7	$4.7

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	18.2%	12.7%	550	bps
Materials Solutions	5.6%	5.0%	60	bps
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NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$92.6	$90.8
Investments	2.8	3.0
Trade receivables, contract assets and other receivables, net	172.6	167.2
Inventories, net	434.9	422.7
Other current assets, net	34.3	39.1
Total current assets	737.2	722.8
Property, plant and equipment, net	180.5	181.9
Other long-term assets	138.3	138.9
Total assets	$1,056.0	$1,043.6

Liabilities
Current liabilities:
Accounts payable	$91.6	$79.2
Customer deposits	72.3	77.3
Other current liabilities	113.1	115.2
Total current liabilities	277.0	271.7
Long-term debt	96.0	105.0
Other long-term liabilities	29.9	29.3
Total equity	653.1	637.6
Total liabilities and equity	$1,056.0	$1,043.6

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$14.3	$3.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities	13.3	9.3
Change in operating assets and liabilities	(7.1)	(59.6)
Net cash provided by (used in) operating activities	20.5	(47.0)
Cash flows from investing activities:
Expenditures for property and equipment	(3.9)	(5.8)
Proceeds from sale of property and equipment	—	0.4
Purchase of investments	(0.4)	(0.5)
Sale of investments	0.1	—
Net cash used in investing activities	(4.2)	(5.9)
Cash flows from financing activities:
Payment of dividends	(2.9)	(2.9)
Proceeds from borrowings on credit facilities and bank loans	95.5	68.4
Repayments of borrowings on credit facilities and bank loans	(106.9)	(16.7)
Withholding tax paid upon vesting of share-based compensation awards	(0.7)	(0.4)
Net cash (used in) provided by financing activities	(15.0)	48.4
Effect of exchange rates on cash	0.5	(0.6)
Increase (decrease) in cash, cash equivalents and restricted cash	1.8	(5.1)
Cash, cash equivalents and restricted cash, beginning of period	90.8	63.2
Cash, cash equivalents and restricted cash, end of period	$92.6	$58.1

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We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities, to the extent that they are experienced, may include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Transaction costs - Costs associated with the pursuit of acquisition opportunities, or the effected acquisition and integration of acquired businesses. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$329.4	$309.2

Income from operations	$20.5	$6.3
Adjustments:
Transformation program	7.0	6.5
Restructuring and other related charges	—	0.1
Gain on sale of property and equipment, net	—	(0.9)
Transaction costs	0.8	—
Adjusted income from operations	$28.3	$12.0
Adjusted operating margin	8.6%	3.9%

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2025	2024
Net income attributable to controlling interest	$14.3	$3.4
Adjustments:
Transformation program	7.0	6.5
Restructuring and other related charges	—	0.1
Gain on sale of property and equipment, net	—	(0.9)
Transaction costs	0.8	—
Income tax impact of adjustments	(1.8)	(1.3)
Adjusted net income attributable to controlling interest	$20.3	$7.8

Diluted EPS	$0.62	$0.15
Adjustments:
Transformation program (a)	0.31	0.29
Restructuring and other related charges	—	—
Gain on sale of property and equipment, net	—	(0.04)
Transaction costs	0.03	—
Income tax impact of adjustments	(0.08)	(0.06)
Adjusted EPS	$0.88	$0.34

(a) Calculation includes the impact of a rounding adjustment

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Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$329.4	$309.2

Net income attributable to controlling interest	$14.3	$3.4
Interest expense, net	1.4	2.1
Depreciation and amortization	6.4	6.5
Income tax provision	5.4	1.4
EBITDA	27.5	13.4
EBITDA margin	8.3%	4.3%

Adjustments:
Transformation program	6.9	6.3
Restructuring and other related charges	—	0.1
Gain on sale of property and equipment, net	—	(0.9)
Transaction costs	0.8	—
Adjusted EBITDA	$35.2	$18.9
Adjusted EBITDA margin	10.7%	6.1%

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Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	$20.5	$(47.0)
Expenditures for property and equipment	(3.9)	(5.8)
Free cash flow	$16.6	$(52.8)
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